SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMALGAMATED PICTURES CORP.

(Exact name of Registrant as specified in its charter)

Florida	20-2521015

(State of incorporation)	(IRS Employer Identification No.)

2132 Mears Parkway Margate, FL 33063

(Address of principal executive office)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Not applicable	Not applicable

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Common Stock: $.0001 Par Value

(Title of Class)

Warrants: Class A Warrant

(Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Incorporated herein by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-125145, as amended).

ITEM 2.  EXHIBITS

EXHIBIT  DESCRIPTION

1.1      Specimen Common Stock certificate. Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-125145, as amended).

1.2      Class A Redeemable Warrant Agreement including Form of Class A Redeemable Warrant Certificate. Incorporated herein by reference to Exhibit 3.6 to the Registrant's Registration Statement on Form SB-2 (File No. 333-125145, as amended).

2.1      Amended and Restated Articles of Incorporation of Registrant. Incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-125145, as amended).

2.2      Bylaws of Registrant. Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (File No. 333-125145, as amended).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Amalgamated Pictures Corp.

Date:	March 29, 2006

By:	/s/ Avery Pack

Avery Pack (Principal Executive Officer, Director, Principal Accounting Officer, and Principal Financial Officer)